SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
____________________

PRA International

(Exact name of Registrant as specified in its charter)

DELAWARE	54-2040171
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

8300 Greensboro Drive	22102
McLean, VA	(Zip Code)
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-116424

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
To be so Registered	Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01

Item 1.	Description of Registrant’s Securities to be Registered.

Incorporated by reference to the “Description of Capital Stock” section of the Registrant’s registration statement on Form S-1 filed with the Securities and Exchange Commission on June 14, 2004 (File No. 333–116424), as amended by Amendment No. 1 filed on July 29, 2004, by Amendment No. 2 filed on September 21, 2004, by Amendment No. 3 filed on October 22, 2004, by Amendment No. 4 filed on October 28, 2004 and by Amendment No. 5 filed on November 16, 2004 and as may be subsequently amended (collectively, the “Registration Statement”).

Item 2.	Exhibits.

The following exhibits are filed as part of this registration statement (all of which are incorporated by reference to the corresponding exhibit as filed with the Registration Statement):

3.2	Second Amended and Restated Certificate of Incorporation of PRA International

3.4	Amended and Restated Bylaws of PRA International

4.1	Form of Certificate of Common Stock

10.3	Registration Rights Agreement by and among PRA International and the parties identified therein

10.4	Stockholders Agreement by and among PRA International and the parties identified therein

10.5	Form of Stockholders Agreement

10.11	Securities Purchase Agreement by and among Genstar Capital Partners III, L.P., Stargen III, L.P. and PRA International

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PRA INTERNATIONAL

Date: November 17, 2004	By:	/s/ Patrick K. Donnelly

Name Patrick K. Donnelly
Title: President and
Chief Executive Officer